Exhibit 23.1

Hemispherx Biopharma, Inc.
Philadelphia, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated February 13, 2004 relating to the consolidated financial statements of Hemispherx Biopharma, Inc. and subsidiaries which is contained in that prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

S/BDO Seidman, LLP
----------------------------
BDO Seidman, LLP
Philadelphia, Pennsylvania

July 28, 2004